REVISED SCHEDULE A

    To the Investment Management Agreement, dated April 27, 2001, by and between USAllianz Advisers, LLC (now Allianz Investment Management LLC) and USAllianz Variable Insurance Products Trust (now Allianz Variable Insurance Products Trust)   .

    Fees payable to the Manager pursuant to Section 4 of the Investment Management Agreement shall be calculated at the following annual rates based on average daily net assets:

FundRate

AZL BlackRock Capital Appreciation Fund0.80%

AZL BlackRock Global Allocation Fund 0.75%

AZL Boston Company Research Growth Fund (1)

AZL DFA Emerging Markets Core Equity Fund 1.25%

AZL DFA Five-Year Global Fixed Income Fund 0.60%

AZL DFA International Core Equity Fund 0.95%

AZL DFA U.S. Core Equity Fund0.80%

AZL DFA U.S. Small Cap Fund0.85%

AZL Enhanced Bond Index Fund0.35%

AZL Federated Clover Small Value Fund 0.75%

AZL Franklin Templeton Founding Strategy Plus Fund0.70%

AZL Gateway Fund 0.80%

AZL International Index Fund 0.35%

AZL Invesco Equity and Income Fund 0.75%

AZL Invesco Growth and Income Fund (2)

AZL Invesco International Equity Fund 0.90%

AZL JPMorgan International Opportunities Fund 0.95%

FundRate

AZL JPMorgan U.S. Equity Fund0.80%

AZL MetWest Total Return Bond Fund 0.60%

AZL MFS Investors Trust Fund0.75%

AZL MFS Mid Cap Value Fund 0.75%

AZL MFS Value Fund (2)

AZL Mid Cap Index Fund 0.25%

AZL Money Market Fund 0.35%

AZL Morgan Stanley Global Real Estate Fund 0.90%

AZL Morgan Stanley Mid Cap Growth Fund (3)

AZL NFJ International Value Fund0.90%

AZL Oppenheimer Discovery Fund0.85%

AZL Pyramis Total Bond Fund 0.50%

AZL Russell 1000 Growth Index Fund 0.44%

AZL Russell 1000 Value Index Fund0.44%

AZL S&P 500 Index Fund 0.17%

AZL Schroder Emerging Markets Equity Fund 1.23%

AZL Small Cap Stock Index Fund0.26%

AZL T. Rowe Price Capital Appreciation Fund 0.75%

AZL Wells Fargo Large Cap Growth Fund 0.80%

(1)	First $10M	Next $20M	Thereafter
AZL Boston Company Research Growth Fund	1.000%	0.875%	0.750%

(2)	First $100M	Next $150M	Next $250M	Thereafter
AZL Invesco Growth and Income Fund	0.775%	0.750%	0.725%	0.675%
AZL MFS Value Fund	0.775%	0.750%	0.725%	0.675%

(3)	First $100M	Next $150M	Next $250M	Thereafter
AZL Morgan Stanley Mid Cap Growth Fund	0.850%	0.800%	0.775%	0.750%

Acknowledged:

Allianz Variable Insurance Products Trust

           B          By:   /s/ Brian Muench
                       Name:
                        Title:

Allianz Investment Management LLC

                        By:     /s/     Brian Muench
                       Name:
                       Title:

Updated: 04/27/2015